Exhibit 10.45
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIGAND PHARMACEUTICALS INCORPORATED HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIGAND PHARMACEUTICALS INCORPORATED IF PUBLICLY DISCLOSED.

Execution Version
AMENDMENT NO. 2 TO
DEVELOPMENT FUNDING AND ROYALTIES AGREEMENT
THIS AMENDMENT NO. 2 TO DEVELOPMENT FUNDING AND ROYALTIES
AGREEMENT (this “Amendment”) is made and entered into effective as of November 29, 2023 (the “Amendment Effective Date”), by and between LIGAND PHARMACEUTICALS, INC., a Delaware company having a place of business at 3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121, U.S.A., (“Ligand”), and PALVELLA THERAPEUTICS, INC., a Delaware company having a place of business at 125 Strafford Avenue, Suite #360, Wayne, PA 19087, and its Affiliates (“Palvella”), and amends that certain Development Funding and Royalties Agreement, effective as of December 13, 2018 (the “Effective Date”) as amended effective as of May 22, 2020, by and between Ligand and Palvella (the “Agreement”). Palvella and Ligand may be referred to herein individually as a “Party” or collectively as the “Parties.”
RECITALS

WHEREAS, Ligand is engaged in the development and commercialization of pharmaceutical products;
WHEREAS, Palvella owns or otherwise controls certain intellectual property rights and regulatory filings relating to the compound designated as PTX-022 (as defined below), which is the subject of clinical development;
WHEREAS, pursuant to the Agreement, Ligand contributed to the funding of the development of PTX-022 in exchange for the right to receive future payments based on the development and commercialization of PTX-022; and
WHEREAS, the Parties wish to amend the Agreement to (a) enable the near-term initiation of the Phase 3 pivotal clinical study of PTX-022 in Microcystic Lymphatic Malformations, (b) expand the scope of the Agreement to include potential collaborations on additional product candidates generated from Palvella’s proprietary QTORIN™ platform, and (c) amend certain other terms of the Agreement, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the Parties hereby agree as follows:
1.Amendments to Agreement.    The Agreement is hereby amended as of the Amendment Effective Date as follows:
a.The definition of “Net Sales” is hereby amended by adding “accounts receivable arising from, and all other rights to payment of,” after “…means, with respect to any Product…”.
b.The definition of “Territory” is hereby deleted and replaced in its entirety with the following:

““Territory” means (a) with respect to the Products, worldwide, and (b) with respect to the Option Products, the United States of America, including its territories and possessions.”

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c.The text set forth on Appendix A to the Agreement is hereby deleted and replaced in its entirety with the following:
“PTX-022 is a novel, anhydrous, rapamycin topical gel formulation at any concentration amount of rapamycin. Development activities for PTX-022 being conducted as of the Amendment Effective Date use a 3.9% concentration of rapamycin. For the avoidance of doubt, PTX-022 shall include any topical gel formulation of rapamycin at any concentration and for any indication, including, but not limited to, 3.9% concentration.”
d.The following defined terms are hereby added to Article 1 of the
Agreement:

“Amendment Effective Date” means November 29, 2023. “Amendment Payment” has the meaning set forth in Section 4.1.
“Back-Up Security Interest” has the meaning set forth in Section 4.3.1(b).
“Bankruptcy Laws” means, collectively, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally.
“Effective Date Payment” has the meaning set forth in Section 4.1. “Option” has the meaning set forth in Section 4.10.
“Option Commencement Notice” has the meaning set forth in Section 4.10.1. “Option Exercise Notice” has the meaning set forth in Section 4.10.2.
“Option Product” means any novel topical product candidate owned by Palvella or any of its Affiliates that is generated by or on behalf of Palvella or any of its Affiliates from Palvella’s proprietary QTORIN™ platform.
“Option Product Purchase Price” means, on a, Option Product-by-Option Product basis, the purchase price for the

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Option Product Revenue Participation Right set forth on Appendix F attached hereto that is selected by Ligand and specified in the applicable Option Exercise Notice.
“Option Product Revenue Participation Right” means, on an Option Product- by-Option Product basis, all of Palvella’s right, title and interest in, to and under the Option Product Royalties, including the right to receive the Option Product

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Royalties, whether now owned or existing or hereafter arising or acquired, together with all proceeds thereof.
“Option Product Royalties” means, on an Option Product-by-Option Product basis during the applicable Option Product Royalty Term, an undivided percentage interest in all aggregate Net Sales of the Option Product in the Territory in the amount of the Option Product Royalty Rate.
“Option Product Royalty Rate” means, on an Option Product-by-Option Product basis, the royalty rate set forth Appendix F attached hereto that corresponds to the applicable Option Product Purchase Price selected by Ligand.
“Purchase Price” has meaning set forth in Section 4.1.
“Revenue Participation Right” means all of Palvella’s right, title and interest in, to and under the Royalties, including the right to receive the Royalties, whether now owned or existing or hereafter arising or acquired, together with all proceeds thereof.
“Royalties” means, on a Product-by-Product and country-by-country basis during the applicable Royalty Term, an undivided percentage interest in all aggregate Net Sales of the Products in the Territory in the amount of the Royalty Rate.
“Royalty Rate” means the following royalty rates:
Net Sales Tier    Royalty Rate

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For that portion of annual aggregate Net Sales of Products in a Calendar Year that are less than or equal to [***]
For that portion of annual aggregate Net Sales of Products in a Calendar Year [***] but less than or equal to [***]
For that portion of annual aggregate Net Sales of Products in a Calendar Year that are greater than [***]

[***]%

[***]%

[***]%

“Royalty Term” has the meaning set forth in Section 4.3.2.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the Back-Up Security Interest or any portion thereof granted pursuant to Section 4.3.1(b) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any

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financing statement relating to such perfection or effect of perfection or non- perfection.
e.The last sentence of Section 2.2 is hereby deleted.
f.The following language is hereby added to the end of Section 2.2:
““The Amendment Payment is required to be spent on development of the Product in accordance with the Development Plan and the Development Budget, each of which may be amended from time to time in accordance with this Section 2.2. Palvella will report on the use of such funds in its quarterly report to Ligand to be delivered in accordance with Section 3.3.1.”
g.Section 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:
“4.1 Payment of Purchase Price. In consideration for the rights granted under this Agreement to Ligand, including without limitation the right to receive the payments set forth in Sections 4.2 and 4.3, and to fund the Development activities described in this Agreement, Ligand shall pay Palvella (a) a one-time payment of Ten Million Dollars ($10,000,000) (the “Effective Date Payment”) on the Effective Date to an account designated in writing by Palvella, and (b) a one-time payment of Five Million Dollars ($5,000,000) (the “Amendment Payment,” and together with the Effective Date Payment, the “Purchase Price”) on the Amendment Effective Date to an account designated in writing by Palvella. The Parties acknowledge and agree that the Effective Date Payment was paid in full as of the Effective Date.”
h.All references to the Upfront Payment in the Agreement are hereby replaced with references to the Purchase Price.
i.Section 4.3 of the Agreement is hereby deleted and replaced in its entirety with the following:
“4.3 Purchase, Sale and Assignment of Revenue Participation Right.
4.3.1Purchase, Sale and Assignment.
(a)On the Effective Date and upon the terms and subject to the conditions of this Agreement, including receipt of the Purchase Price, Palvella shall sell, transfer, assign and convey to Ligand, without recourse (except as expressly provided herein), and Ligand shall purchase, acquire and accept from Palvella, the Revenue Participation Right. Immediately upon the sale to Ligand by Palvella of the Revenue Participation Right pursuant to this Section 4.3, all of Palvella’s right, title and interest in and to the Revenue Participation Right shall terminate, and all such right, title and interest shall vest in Ligand.

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(b)It is the intention of the Parties that the sale, transfer, assignment and conveyance contemplated by this Section 4.3 be, and is, a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by Palvella to Ligand of all of Palvella’s right, title and interest in and to the Revenue Participation Right. Neither Palvella nor Ligand intends the transactions contemplated by this Section 4.3 to be, or for any purpose characterized as, a loan from Ligand to Palvella or a pledge, financing transaction or a borrowing. It is the intention of the Parties that the beneficial interest in and title to the Revenue Participation Right and any “proceeds” (as such term is defined in the UCC), including, without limitations, all cash, cash equivalents, dividends, distributions, instruments, securities or other property, at any time and from time to time received, receivable, paid or otherwise distributed in respect thereof, shall not be part of Palvella’s estate in the event of the filing of a petition by or against Palvella under any Bankruptcy Laws. Palvella hereby waives, to the maximum extent permitted by Applicable Law, any right to contest or otherwise assert that the transactions contemplated by this Section 4.3 do not constitute a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by Palvella to Ligand of all of Palvella’s right, title and interest in and to the Revenue Participation Right under Applicable Law, which waiver shall, to the maximum extent permitted by Applicable Law, be enforceable against Palvella. Accordingly, Palvella shall treat the sale, transfer, assignment and conveyance of the Revenue Participation Right as a sale of “accounts” or “payment intangibles” (as appropriate) in accordance with the UCC, and Palvella hereby authorizes Ligand to file financing statements (and continuation statements with respect to such financing statements when applicable) or amendments thereof or supplements thereto or other instruments as Ligand may from time to time deem reasonably necessary or appropriate in order to notify of such sale and assignment in accordance with the UCC, naming Palvella as the seller and Ligand as the buyer with respect to the Revenue Participation Right. Not in derogation of the foregoing statement of the intent of the Parties in this regard but subject to Sections 4.3.1(e) and (f) below, and for the purposes of providing additional assurance to Ligand in the event that, despite the intent of the Parties, the sale, transfer, assignment and conveyance contemplated hereby is hereafter held not to be a sale, Palvella does hereby grant to Ligand, as security for the payment of Royalties, a continuing first- priority security interest in and to all of Palvella’s right, title and interest in, to and under (i) the Revenue Participation Right and the Royalties (excluding, for the avoidance of doubt, that portion of the accounts and payment intangibles, each as defined in the UCC, that does not comprise the Revenue Participation Right), and (ii) the Palvella Patents and any Know-How that are [***] (the Palvella Patents and Know-How described in (ii), the “Product IP”) (the “Back-Up Security

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Interest”), and Palvella does hereby authorize Ligand, from and after the Amendment Effective Date, to file such financing statements (and continuation statements with respect to such financing statements when applicable) or amendments thereof or supplements thereto or other instruments as Ligand may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, in such manner and such jurisdictions as are necessary or appropriate to perfect such security interest; provided, that the Product IP shall exclude [***]. Palvella shall execute and deliver to Ligand such agreements, assignments, or instruments and do all such other things as Ligand may deem reasonably necessary or appropriate to assure Ligand and the security interests hereunder are perfected, provided, however, that any such assistance by Palvella for any perfection action taken in jurisdictions other than the United States of America shall be at Ligand’s cost. Ligand may not enforce the Back-Up Security Interest other than if a court of competent jurisdiction determines the transaction contemplated hereby should be characterized as a loan, financing transaction or a borrowing, and not a true sale, including, but not limited, to in connection with any Bankruptcy Event relating to Palvella.
(c)Notwithstanding any provision in this Agreement to the contrary, Ligand is only agreeing, on the terms and conditions set forth in this Agreement, to purchase, acquire and accept the Revenue Participation Right and is not assuming any liability or obligation of Palvella of whatever nature, whether presently in existence or arising or asserted hereafter.
(d)On the Amendment Effective Date, upon confirmation of the receipt of the Purchase Price in full, Palvella shall deliver to Ligand a duly executed bill of sale evidencing the sale, transfer, assignment and conveyance of the Revenue Participation Right in the form attached hereto as Appendix E.
(e)[***]

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Agreement.

(f)Notwithstanding Section 2.4.2 of this Agreement to the contrary, Palvella shall use reasonable good faith efforts to negotiate License terms that retain in place the Back-Up Security Interest with respect to the Product IP. If, despite the use of such reasonable good faith efforts, Palvella desires to enter into an exclusive License for one or more geographical territories that meets the requirements of Sections 2.4.1 and
2.4.2 with terms which would require a modification or a release of the Back-Up Security with respect to the Product IP in the applicable geographical territory that is being exclusively licensed under such License, Ligand shall consider in good faith any request from Palvella in relation to such potential modification or release. Palvella shall provide written notice of such request to Ligand, and the following terms shall apply: (i) Ligand shall, within five (5) Business Days of receipt of Palvella’s written notice, provide a response reasonably outlining what modification and or release Ligand will agree to provide, if any, and on what terms, and will use reasonable efforts to negotiate in good faith to reach an agreement on such modification and or release, if any; and (ii) upon reaching agreement with Palvella on such terms, Ligand shall execute as necessary and deliver to Palvella all documents as Palvella shall reasonably request to evidence such modification or release, if any, as applicable.
4.3.2Royalty Term. Royalties will be remitted under this Section 4.3, on a country-by-country and Product-by-Product basis, commencing on First Commercial Sale of such Product in such country until the last to occur of: (i) the expiration of the last-to-expire Valid

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Claim in such country that Covers such Product; (ii) the expiration of Regulatory Exclusivity in such country covering such Product; and (iii) the fifteenth (15th) anniversary of the First Commercial Sale of such Product in such country (the “Royalty Term”).”
j.Appendix E attached hereto is hereby added as a new Appendix E to the

k.The following is hereby added as a new Section 4.10 to the Agreement:
“4.10 Option to Purchase Option Product Revenue Participation Rights. Palvella hereby grants Ligand an exclusive option (the “Option”), on an Option Product-by-Option Product basis, to purchase, acquire and accept from Palvella, all of Palvella’s right, title and interest in, to and under the Option Product Revenue

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Agreement. the following:

Participation Right for each Option Product on the terms and conditions set forth in this Section 4.10.
4.10.1If at any time prior to the [***] anniversary of the Effective Date, Palvella or any of its Affiliates completes the first human clinical trial for an Option Product in the Territory (including completion of dosing of all patients, closing of all applicable clinical trial databases, and receipt of top-line results for such clinical trial), Palvella shall provide written notice thereof to Ligand, along with a copy of the top-line results for such clinical trial (an “Option Commencement Notice”). Additionally, Palvella shall also provide to Ligand any other information related to such top-line results that is reasonably requested by Ligand in order to enable Ligand to evaluate whether to exercise the Option.
4.10.2Ligand shall have the right to exercise the Option by providing written notice of exercise to Palvella (an “Option Exercise Notice”) within [***] days after the date Ligand receives the Option Commencement Notice. The Option Exercise Notice shall include the Option Product Purchase Price selected by Ligand and the Option Product Royalty Rate corresponding to such Option Product Purchase Price.
4.10.3If Ligand delivers an Option Exercise Notice to Palvella within the [***] day period set forth in Section 4.10.2, the Parties shall enter into an amendment to this Agreement within [***] days of Palvella’s receipt of such Option Exercise Notice that provides for Ligand’s purchase, acquisition and acceptance from Palvella of all of Palvella’s right, title and interest in, to and under the applicable Option Product Revenue Participation Right in consideration for receipt of the applicable Option Product Purchase Price.
4.10.4If Ligand has not delivered an Option Exercise Notice to Palvella within the [***] day period set forth in Section 4.10.2, then Palvella shall have no additional obligations to Ligand under this Agreement with respect to the applicable Option Product or the Option

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Exhibit 10.45
Product Revenue Participation Right for such Option Product.
4.10.5The Option shall terminate immediately as of the consummation of a Change of Control or IPO of Palvella or its parent Affiliate.”
l.Appendix F attached hereto is hereby added as a new Appendix F to the

m.Article 7 of the Agreement is hereby deleted in its entirety and replaced with

“7.1    Mutual Termination.    This Agreement may be terminated by mutual written agreement of the Parties.
7.2Automatic Termination.    Unless earlier terminated as provided in Section 7.1, following the Effective Date, this Agreement shall continue in full

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force and effect until all Royalties constituting the Revenue Participation Right have been paid to Ligand, at which point this Agreement shall automatically terminate, except with respect to any rights that shall have accrued prior to such termination.
7.3Survival. Notwithstanding anything to the contrary in this Article 7, the following provisions shall survive termination of this Agreement: this Section 7.3, Section 7.4, and Articles 1, 5 (for the term set forth in Section 5.1), 8, 10, 11 and
12. Termination of the Agreement shall not relieve any Party of liability in respect of breaches under this Agreement by any Party on or prior to termination.”
7.4UCC Terminations. Immediately upon the termination of this Agreement, and provided that Palvella fulfilled its obligations under the Agreement and after Ligand has promptly, reasonably and in good faith ensured that there are no outstanding payments or other obligations owned to Ligand by Palvella under the Agreement, pursuant to Section 7.1 or Section 7.2, (a) any security interest created pursuant to Section 4.3.1(b) shall automatically terminate, without delivery of any instrument or performance of any act by any Person, (b) Palvella shall be permitted, and is hereby authorized, to terminate any financing statements which have been filed pursuant to Section 4.3.1(b), and (c) Ligand shall execute and deliver to Palvella all documents as Palvella shall reasonably request to evidence any such termination.
n.Section 12.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“12.1 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that either Party may, without such consent, assign this Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of a Change of Control, subject to the assignee agreeing to be bound by the terms of this Agreement and, if Palvella is the assigning Party, guarantees or similar or better credit support being provided, as necessary, to ensure that Ligand has substantially identical credit recourse. If Palvella sell, assigns or otherwise transfers ownership of the Product IP to a Third Party, then Palvella shall also assign this Agreement to such Third Party and such Third Party shall assume Palvella’s obligations under this Agreement and acknowledge such assumption under the assignment agreement. Any purported assignment in violation of the preceding sentences will be void. Any permitted assignee or successor will assume and be bound by all obligations of its assignor or predecessor under this Agreement.”
o.The following is hereby inserted immediately following Section 12.15 of the Agreement:

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“12.16 Intercreditor Arrangement. Ligand hereby agrees that in the event of a bona fide financing by Palvella in which the bank, financial institution or other similar lender or creditor, requires a security interest over certain assets of Palvella, including the Product IP and the receivables related thereto, (a) Ligand shall enter into, and shall not unreasonably object to or delay execution of, an intercreditor agreement with such lender or creditor on terms reasonably acceptable to Ligand and such lender or creditor, and (b) such lender or creditor, under the terms of the intercreditor agreement, shall have the right to sell, assign or otherwise transfer ownership of the Product IP to a Third Party, provided that this Agreement is also assigned to such Third Party and such Third Party assumes Palvella’s obligations under this Agreement and acknowledges such assumption in writing.”
2.This Amendment may be executed in one or more counterparts (including without limitation by way of PDF or electronic transmission), each of which will be deemed an original, but all of which together will constitute one and the same instrument. When executed by the Parties, this Amendment will constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Amendment from computers or printers. For clarity, PDF signatures will be treated as original signatures.
3.Except as modified by this Amendment, the Agreement remains in full force and effect. The Agreement, as modified by this Amendment, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous proposals, oral or written, confidentiality agreements, and all other communications between the Parties with respect to such subject matter, including without limitation the Prior CDA.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officer to execute and deliver this Amendment as of the Amendment Effective Date.
LIGAND PHARMACEUTICALS, INC.

By: /s/ Matthew Korenberg     Name:Matthew Korenberg
Title: President & COO

PALVELLA THERAPEUTICS, INC.

By: /s/ Wesley H. Kaupinen     Name: Wesley H. Kaupinen
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 2 to Development Funding and Royalties Agreement]

Appendix E Form of Bill of Sale

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DocuSign Envelope ID: 55A34BBE-B962-48C8-B039-1BD3A58CBF80

Appendix F
Option Product Purchase Prices and Option Product Royalty Rates

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